UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 10, 2002


                          MID-POWER SERVICE CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                       2-85602-D                       87-0398403
-----------------              -------------                --------------------
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


        3800 Howard Hughes Parkway
                Suite 860A
             Las Vegas, Nevada                                    89109
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 (Address of principal executive offices)                      (Zip Code)


                                 (702) 214-3615
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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                              ITEM 5. OTHER EVENTS
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Payment Due December 10, 2002

Mid-Power Service Corporation (the "Company") did not deposit $10,000,000 into escrow on December 10, 2002, as required by the terms of the promissory note issued to Edward Mike Davis in connection with the June 2002 acquisition of the Clear Creek property, which was effected by merging the Company's wholly-owned subsidiary into Red Star, Inc., which then owned the Clear Creek property. Pursuant to the note, the Company was required to deposit the $10,000,000 into escrow by December 10, 2002, so that the escrowed amount could be delivered to Mr. Davis on January 3, 2003.

At the time of executing the note, the Company executed and delivered to Mr. Davis a judgment by confession. The judgment by confession provides that, in the event the $10,000,000, together with interest as calculated in accordance with the note, due Mr. Davis is not received by him on or before January 3, 2003, Davis shall be entitled to obtain a judgment by confession against the Company and to proceed to seek satisfaction of the judgment as provided by law.

Colorado and Wyoming Ventures

The Company executed agreements with Edward Mike Davis in September and October 2002 to earn a 35% working interest, equivalent to a 28% net revenue interest, in oil and gas ventures in Washington County, Colorado and Laramie County, Wyoming. Recently, Mr. Davis has asserted that we are in default on our Colorado and Wyoming venture agreements based on a claimed failure to provide required funding and that such defaults result in a forfeiture of our rights under those agreements. The Company disagrees with the positions asserted by Mr. Davis.


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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MID-POWER SERVICE CORPORATION



Dated:  December 13, 2002               By:  /s/ Rodney W. Lighthipe
                                            ------------------------------------
                                            Rodney W. Lighthipe, Vice-President

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